Exhibit 99.2
EVERY CONNECTION COUNTS TE Connectivity Third Quarter 2022 Earnings July 27, 2022

Forward - Looking Statements and Non - GAAP Financial Measures 2 Forward - Looking Statements This presentation contains certain "forward - looking statements" within the meaning of the U.S. Private Securities Litigation Ref orm Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from ant ici pated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature a re forward - looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identi fy forward - looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or ob ligation to do so) our forward - looking statements whether as a result of new information, future events or otherwise, except to the extent requ ired by law. The forward - looking statements in this presentation include statements addressing our future financial condition and operating r esults, and the impact on our operations resulting from the coronavirus disease 2019 (“COVID - 19”). Examples of factors that could cause actu al results to differ materially from those described in the forward - looking statements include, among others, the extent, severity and dura tion of COVID - 19 negatively affecting our business operations; business, economic, competitive and regulatory risks, such as conditions aff ect ing demand for products in the automotive and other industries we serve; competition and pricing pressure; fluctuations in foreign curre ncy exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we opera te, including continuing military conflict between Russia and Ukraine resulting from Russia’s invasion of Ukraine or escalating tensions in su rrounding countries; developments in the credit markets; future goodwill impairment; compliance with current and future environmental a nd other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation, including the eff ect s of Swiss tax reform. In addition, the extent to which COVID - 19 will impact our business and our financial results will depend on future devel opments, which are highly uncertain and cannot be predicted. Such developments may include the geographic spread of the virus, the sev eri ty of the virus, the duration of the outbreak, the impact on our suppliers’ and customers’ supply chains, the actions that may be taken by various governmental authorities in response to the outbreak in jurisdictions in which we operate, and the possible impact on the glo bal economy and local economies in which we operate. More detailed information about these and other factors is set forth in TE Connectivity Lt d.'s Annual Report on Form 10 - K for the fiscal year ended Sept. 24, 2021 as well as in our Quarterly Reports on Form 10 - Q, Current Reports o n Form 8 - K and other reports filed by us with the U.S. Securities and Exchange Commission. Non - GAAP Financial Measures Where we have used non - GAAP financial measures, reconciliations to the most comparable GAAP measure are provided, along with a disclosure on the usefulness of the non - GAAP financial measure, in this presentation.

Earnings Highlights Record Sales & Adjusted EPS driven by strong operational performance • Sales of $4.1B, up 7% reported & 11% organically Y/Y, with organic growth across all businesses • Transportation up 8% organically Y/Y, driven by Auto & Commercial Transportation • Industrial up 13% organically Y/Y, driven by Industrial Equipment & Energy • Communications up 16% organically Y/Y, driven by Data & Devices • Orders of $4.2B, reflecting continued strong customer demand; book to bill of 1.02 • Adjusted Operating Margins of 18.6%, expansion in the Industrial & Communications Segments • Adjusted EPS of $1.86, up 4% Y/Y • YTD Free Cash Flow of ~$1B; ~$1.6B returned to shareholders YTD • Connecting Our World report published - drove a reduction of 30% in absolute GHG emissions in FY21 Q4 Guidance reflects strong Y/Y Sales growth • Expect Q4 Sales of ~$4.2B and Adjusted EPS of ~$1.85 • Sales up 10% reported and 15% organically Y/Y with Adjusted EPS up 9% Y/Y • Includes Y/Y FX headwinds of ~$275M to Sales and ~$0.11 to Adjusted EPS • Fiscal 2022 Sales of ~$16.1B and Adjusted EPS of ~$7.29 • Sales up 8% reported and 11% organically Y/Y, with Adjusted EPS up 12% Y/Y • Y/Y FX headwinds of ~$700M to Sales and ~$0.17 to Adjusted EPS • Guidance includes an extra week in Q4, representing Sales of ~$250M & Adjusted EPS of ~$0.10 Organic Net Sales Growth (Decline), Adjusted EPS, Adjusted Operating Margin and Free Cash Flow are non - GAAP financial measures; see Appendix for descriptions and reconciliations 3

Reported FY21 FY22 FY22 Q3 Growth Q3 Q2 Q3 Y/Y Q/Q Transportation 2,562 2,549 2,303 (10)% (10)% Industrial 1,218 1,309 1,320 9% 1% Communications 755 664 575 (24)% (13)% Total TE 4,535 4,522 4,197 (7)% (7)% Book to Bill 1.18 1.13 1.02 Segment Orders Summary ($ in millions) 4 • Orders reflect strong customer demand and supply chain volatility • Backlog up ~20% versus Q3 FY21 • Transportation book to bill of 1.0, reflecting more normalized order patterns and increased backlog position • Industrial Y/Y orders growth across all businesses with a book to bill of 1.16 • Communications orders reflecting a double - digit Y/Y increase in backlog Orders Reflecting Continued Strong Customer Demand Along with Backlog Growth Across All Segments

Transportation Solutions $2,265 $2,300 Q3 2021 Q3 2022 • Automotive organic growth across all regions. Continue to benefit from content outperformance through our global leadership position in electric vehicles • Commercial Transportation growth driven by North America and Europe, with significant market outperformance in each region • Sensors organic growth driven by factory automation applications Y/Y Growth Rates Reported Organic Automotive $1,629 2% 9% Commercial Transportation 400 5% 10% Sensors 271 (4)% 2% Transportation Solutions $2,300 2% 8% Q3 Sales Q3 Business Performance Q3 Adjusted Operating Margin $ in Millions Reported Up 2% Organic Up 8% Margin performance impacted by inflationary pressures and timing of pricing actions Adjusted EBITDA Margin 25.9% 23.2% 5 Organic Net Sales Growth (Decline), Adjusted Operating Margin and Adjusted EBITDA Margin are non - GAAP financial measures: see Ap pendix for descriptions and reconciliations 19.4% 17.3% Q3 2021 Q3 2022

Industrial Solutions $1,002 $1,134 Q3 2021 Q3 2022 Y/Y Growth Rates Reported Organic Industrial Equipment $479 27% 19% Aerospace , Defense and Marine 271 4% 9% Energy 207 11% 17% Medical 177 (1)% 1% Industrial Solutions $1,134 13% 13% Margin expansion driven by higher volume and strong operational performance 15.8% 16.8% Q3 2021 Q3 2022 Adjusted EBITDA Margin 20.6% 20.9% • Industrial Equipment double - digit growth in all regions, with continued benefits from factory automation applications • AD&M organic growth driven by market improvement in Commercial Aerospace • Energy organic growth driven by renewable applications • Medical organic growth with increase in interventional procedures $ in Millions Q3 Sales Q3 Business Performance Q3 Adjusted Operating Margin Reported Up 13% Organic Up 13% 6 Organic Net Sales Growth (Decline), Adjusted Operating Margin and Adjusted EBITDA Margin are non - GAAP financial measures: see Ap pendix for descriptions and reconciliations

$578 $663 Q3 2021 Q3 2022 Reported Up 15% Organic Up 16% Y/Y Growth Rates Reported Organic Data & Devices $417 27% 26% Appliances 246 (1)% 2% Communications Solutions $663 15% 16% • Dat a & Devices outperformance driven by content growth and share gains, including AI applications enabling improved data center energy efficiency • Appliances growth in North America and Europe partially offset by expected declines in China. C ontinue to generate market outperformance due to share gains 23.5% 26.2% Q3 2021 Q3 2022 Margin performance driven by continued strong operational execution and higher volumes Organic Net Sales Growth (Decline), Adjusted Operating Margin and Adjusted EBITDA Margin are non - GAAP financial measures: see Ap pendix for descriptions and reconciliations Communications Solutions Q3 Sales Q3 Adjusted Operating Margin Q3 Business Performance $ in Millions Adjusted EBITDA Margin 26.3% 29.4% 7

Q3 Financial Summary ($ in Millions, except per share amounts) Q3 FY21 Q3 FY22 Net Sales $ 3,845 $ 4,097 Operating Income $ 714 $ 719 Operating Margin 18.6% 17.5% Acquisition - Related Charges 9 12 Restructuring & Other Charges, Net 11 30 Adjusted Operating Income $ 734 $ 761 Adjusted Operating Margin 19.1% 18.6% Earnings Per Share* $ 1.74 $ 1.83 Acquisition - Related Charges 0.02 0.03 Restructuring & Other Charges, Net 0.02 0.07 Tax Items - (0.06) Adjusted EPS $ 1.79 $ 1.86 * Represents Diluted Earnings Per Share from Continuing Operations. .. Adjusted Operating Income, Adjusted Operating Margin and Adjusted EPS are non - GAAP financial measures; see Appendix for descript ions and reconciliations. 8

Q3 Financial Performance $3,845 $4,007 $4,097 Q3 2021 Q2 2022 Q3 2022 $1.79 $1.81 $1.86 Q3 2021 Q2 2022 Q3 2022 Adjusted EBITDA Margin 24.6% 23.2% 23.6% 19.1% 18.4% 18.6% Q3 2021 Q2 2022 Q3 2022 Adjusted Operating Margin, Adjusted EPS, Adjusted EBITDA Margin and Free Cash Flow are non - GAAP financial measures: see Appendix for descriptions and reconciliations. Sales Adjusted Operating Margin Free Cash Flow Adjusted EPS Results Reflect Strong Execution and Diversity of Our Portfolio 9 $1,545 $1,038 YTD 2021 YTD 2022 $ in Millions $ in Millions FCF reflecting planned inventory build ~$1.6B returned to shareholders YTD

EVERY CONNECTION COUNTS Additional Information

Y/Y Q3 2022 Adjusted EPS is a non - GAAP financial measure; See Appendix for description and reconciliation. Sales (in millions) Adjusted EPS Q3 2021 Results $3,845 $1.79 Operational Performance 488 0.17 FX Impact (236) (0.07) Tax Rate Impact - (0.03) Q3 2022 Results $4,097 $1.86 11

Y/Y Q4 2022 Adjusted EPS is a non - GAAP financial measure; See Appendix for description and reconciliation. Sales (in millions) Adjusted EPS Q4 2021 Results $3,818 $1.69 Operational Performance 657 0.27 FX Impact (275) (0.11) Tax Rate Impact - 0.00 Q4 2022 Guidance (14 weeks)* $4,200 $1.85 12 *Q4 includes an extra week which contributes ~$250M to Sales and ~$0.10 to Adjusted EPS

($ in Millions) Q3 2021 Q3 2022 Beginning Cash Balance $1,748 $749 Free Cash Flow 539 423 Dividends (165) (180) Share repurchases (259) (378) Net increase (decrease) in debt (426) 237 Acquisition of businesses, net of cash acquired (19) (14) Other (2) (17) Ending Cash Balance $1,416 $820 Total Debt $4,134 $4,202 A/R $2,985 $3,132 Days Sales Outstanding* 70 69 Inventory $2,392 $3,028 Days on Hand* 81 96 Accounts Payable $1,938 $1,917 Days Outstanding* 68 62 Free Cash Flow and Working Capital Liquidity, Cash & Debt ($ in Millions) Q3 2021 Q3 2022 Cash from Operating Activities $682 $579 Capital expenditures, net Cash paid pursuant to collateral requirements related to cross - currency swap contracts (143) - (170) 14 Free Cash Flow $539 $423 Free Cash Flow is a non - GAAP financial measure, see Appendix for description and reconciliation * Adjusted to exclude the impact of acquisitions Q3 Balance Sheet & Cash Flow Summary 13

EVERY CONNECTION COUNTS Appendix

Non-GAAP Financial Measures

We present non-GAAP performance and liquidity measures as we believe it is appropriate for investors to consider adjusted financial measures in addition to results in accordance with accounting principles generally accepted in the U.S. ("GAAP"). These non-GAAP financial measures provide supplemental information and should not be considered replacements for results in accordance with GAAP. Management uses non-GAAP financial measures internally for planning and forecasting purposes and in its decision-making processes related to the operations of our company. We believe these measures provide meaningful information to us and investors because they enhance the understanding of our operating performance, ability to generate cash, and the trends of our business. Additionally, we believe that investors benefit from having access to the same financial measures that management uses in evaluating our operations. The primary limitation of these measures is that they exclude the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using these non-GAAP financial measures in combination with the most directly comparable GAAP financial measures in order to better understand the amounts, character, and impact of any increase or decrease in reported amounts. These non-GAAP financial measures may not be comparable to similarly-titled measures reported by other companies.

The following provides additional information regarding our non-GAAP financial measures:

- Organic Net Sales Growth (Decline) – represents net sales growth (decline) (the most comparable GAAP financial measure) excluding the impact of foreign currency exchange rates, and acquisitions and divestitures that occurred in the preceding twelve months, if any. Organic Net Sales Growth (Decline) is a useful measure of our performance because it excludes items that are not completely under management's control, such as the impact of changes in foreign currency exchange rates, and items that do not reflect the underlying growth of the company, such as acquisition and divestiture activity. This measure is a significant component in our incentive compensation plans.

- Adjusted Operating Income and Adjusted Operating Margin – represent operating income and operating margin, respectively, (the most comparable GAAP financial measures) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, and other income or charges, if any. We utilize these adjusted measures in combination with operating income and operating margin to assess segment level operating performance and to provide insight to management in evaluating segment operating plan execution and market conditions. Adjusted Operating Income is a significant component in our incentive compensation plans.

- Adjusted Other Income (Expense), Net – represents net other income (expense) (the most comparable GAAP financial measure) before special items including tax sharing income related to adjustments to prior period tax returns and other items, if any.

- Adjusted Income Tax (Expense) Benefit and Adjusted Effective Tax Rate – represent income tax (expense) benefit and effective tax rate, respectively, (the most comparable GAAP financial measures) after adjusting for the tax effect of special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, other income or charges, and certain significant tax items, if any.

- Adjusted Income from Continuing Operations – represents income from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, tax sharing income related to adjustments to prior period tax returns and other tax items, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects.

- Adjusted Earnings Per Share – represents diluted earnings per share from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, tax sharing income related to adjustments to prior period tax returns and other tax items, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects. This measure is a significant component in our incentive compensation plans.

15

Non-GAAP Financial Measures (cont.)

- Adjusted EBITDA and Adjusted EBITDA Margin - represent net income and net income as a percentage of net sales, respectively, (the most comparable GAAP financial measures) before interest expense, interest income, income taxes, depreciation, and amortization, as adjusted for net other income (expense), income (loss) from discontinued operations, and special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, and other income or charges, if any.
- Free Cash Flow (FCF) – is a useful measure of our ability to generate cash. The difference between net cash provided by operating activities (the most comparable GAAP financial measure) and Free Cash Flow consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe Free Cash Flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations. Free Cash Flow is defined as net cash provided by operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Voluntary pension contributions are excluded from the GAAP financial measure because this activity is driven by economic financing decisions rather than operating activity. Certain special items, including net payments related to pre-separation tax matters and cash paid (collected) pursuant to collateral requirements related to cross-currency swap contracts, are also excluded by management in evaluating Free Cash Flow. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant, and equipment. These items are subtracted because they represent long-term commitments. In the calculation of Free Cash Flow, we subtract certain cash items that are ultimately within management's and the Board of Directors' discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP financial measure indicates. It should not be inferred that the entire Free Cash Flow amount is available for future discretionary expenditures, as our definition of Free Cash Flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of Free Cash Flow.
- Free Cash Flow Conversion – represents the ratio of Free Cash Flow to Adjusted Income from Continuing Operations. We use Free Cash Flow Conversion as an indicator of our ability to convert earnings to cash.

16

TE connectivity

Segment Summary

($ in millions)

	For the Quarters Ended		For the Nine Months Ended	
	June 24, 2022	June 25, 2021	June 24, 2022	June 25, 2021
	Net Sales	Net Sales	Net Sales	Net Sales
Transportation Solutions	$ 2,300	$ 2,265	$ 6,772	$ 6,776
Industrial Solutions	1,134	1,002	3,268	2,827
Communications Solutions	663	578	1,882	1,502
Total	$ 4,097	$ 3,845	$ 11,922	$ 11,105

	June 24, 2022 Operating Income	June 24, 2022 Operating Margin	June 25, 2021 Operating Income	June 25, 2021 Operating Margin	June 24, 2022 Operating Income	June 24, 2022 Operating Margin	June 25, 2021 Operating Income	June 25, 2021 Operating Margin
Transportation Solutions	$ 383	16.7 %	$ 433	19.1 %	$ 1,187	17.5 %	$ 1,139	16.8 %
Industrial Solutions	169	14.9	148	14.8	440	13.5	335	11.9
Communications Solutions	167	25.2	133	23.0	469	24.9	300	20.0
Total	$ 719	17.5 %	$ 714	18.6 %	$ 2,096	17.6 %	$ 1,774	16.0 %

	June 24, 2022 Adjusted Operating Income [(1)]	June 24, 2022 Adjusted Operating Margin [(1)]	June 25, 2021 Adjusted Operating Income [(1)]	June 25, 2021 Adjusted Operating Margin [(1)]	June 24, 2022 Adjusted Operating Income [(1)]	June 24, 2022 Adjusted Operating Margin [(1)]	June 25, 2021 Adjusted Operating Income [(1)]	June 25, 2021 Adjusted Operating Margin [(1)]
Transportation Solutions	$ 397	17.3 %	$ 440	19.4 %	$ 1,211	17.9 %	$ 1,284	18.9 %
Industrial Solutions	190	16.8	158	15.8	511	15.6	395	14.0
Communications Solutions	174	26.2	136	23.5	487	25.9	316	21.0
Total	$ 761	18.6 %	$ 734	19.1 %	$ 2,209	18.5 %	$ 1,995	18.0 %

(1) Adjusted operating income and adjusted operating margin are non-GAAP financial measures. See description of non-GAAP financial measures.

17

Reconciliation of Net Sales Growth

Change in Net Sales for the Quarter Ended June 24, 2022 versus Net Sales for the Quarter Ended June 25, 2021

	Net Sales Growth (Decline)		Organic Net Sales Growth [1]		Translation [2]	Acquisitions/ (Divestiture)
	($ in millions)					
Transportation Solutions [3]:						
Automotive	$ 29	1.8 %	$ 148	9.1 %	$ (119)	$ —
Commercial transportation	18	4.7	38	9.8	(20)	—
Sensors	(12)	(4.2)	6	1.5	(18)	—
Total	35	1.5	192	8.3	(157)	—
Industrial Solutions [3]:						
Industrial equipment	102	27.1	71	19.1	(30)	61
Aerospace, defense, oil, and gas	11	4.2	22	8.7	(10)	(1)
Energy	20	10.7	31	16.7	(11)	—
Medical	(1)	(0.6)	1	0.6	(2)	—
Total	132	13.2	125	12.7	(53)	60
Communications Solutions [3]:						
Data and devices	88	26.7	86	26.2	(11)	13
Appliances	(3)	(1.2)	6	2.2	(9)	—
Total	85	14.7	92	15.9	(20)	13
Total	$ 252	6.6 %	$ 409	10.6 %	$ (230)	$ 73

Change in Net Sales for the Nine Months Ended June 24, 2022 versus Net Sales for the Nine Months Ended June 25, 2021

	Net Sales Growth (Decline)		Organic Net Sales Growth [1]		Translation [2]	Acquisitions/ (Divestitures)
	($ in millions)					
Transportation Solutions [3]:						
Automotive	$ (57)	(1.2) %	$ 137	2.7 %	$ (194)	$ —
Commercial transportation	64	5.8	95	8.6	(31)	—
Sensors	(11)	(1.3)	19	2.2	(30)	—
Total	(4)	(0.1)	251	3.7	(255)	—
Industrial Solutions [3]:						
Industrial equipment	402	39.8	283	27.9	(55)	174
Aerospace, defense, oil, and gas	(3)	(0.4)	16	2.0	(18)	(1)
Energy	35	6.4	69	12.7	(23)	(11)
Medical	7	1.4	12	2.2	(5)	—
Total	441	15.6	380	13.5	(101)	162
Communications Solutions [3]:						
Data and devices	310	36.9	295	35.0	(16)	31
Appliances	70	10.6	83	12.4	(13)	—
Total	380	25.3	378	25.1	(29)	31
Total	$ 817	7.4 %	$ 1,009	9.0 %	$ (385)	$ 193

[1] Organic net sales growth (decline) is a non-GAAP financial measure. See description of non-GAAP financial measures.

[2] Represents the change in net sales resulting from changes in foreign currency exchange rates.

[3] Industry end market information is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

18

Reconciliation of Non - GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended June 24, 2022 19 Operating income: Transportation Solutions $ 383 $ 5 $ 9 $ — $ 397 Industrial Solutions 169 6 15 — 190 Communications Solutions 167 1 6 — 174 Total $ 719 $ 12 $ 30 $ — $ 761 Operating margin 17.5% 18.6 % Other income, net $ 4 $ — $ — $ — $ 4 Income tax expense $ (116) $ (3) $ (6) $ (21) $ (146) Effective tax rate 16.4% 19.5 % Income from continuing operations $ 592 $ 9 $ 24 $ (21) $ 604 Diluted earnings per share from continuing operations $ 1.83 $ 0.03 $ 0.07 $ (0.06) $ 1.86 and Other Adjusted Related Acquisition- Restructuring Adjustments (4) See description of non-GAAP financial measures. (1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction. U.S. GAAP Charges (1) (Non-GAAP) (4) Charges, Net (1)(2) Tax Items (3) ($ in millions, except per share data) (3) Includes a $21 million income tax benefit related to the tax impacts of an intercompany transaction. Our estimated annual effective tax rate for fiscal 2022 includes a total income tax benefit of approximately $75 million related to this transaction, with portions recognized in the quarters ended December 24, 2021, March 25, 2022, and June 24, 2022 and the remainder to be recognized in the quarter ending September 30, 2022. (2) Includes $26 million recorded in net restructuring and other charges and $4 million recorded in cost of sales.

Reconciliation of Non - GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended June 25, 2021 20 Operating income: Transportation Solutions $ 433 $ 5 $ 2 $ 440 Industrial Solutions 148 4 6 158 Communications Solutions 133 — 3 136 Total $ 714 $ 9 $ 11 $ 734 Operating margin 18.6% 19.1 % Other income, net $ 2 $ — $ — $ 2 Income tax expense $ (124) $ (2) $ (4) $ (130) Effective tax rate 17.6% 17.9 % Income from continuing operations $ 581 $ 7 $ 7 $ 595 Diluted earnings per share from continuing operations $ 1.74 $ 0.02 $ 0.02 $ 1.79 (Non-GAAP) (2) ($ in millions, except per share data) and Other Charges, Net (1) (2) See description of non-GAAP financial measures. U.S. GAAP Acquisition- Related Charges (1) Adjustments (1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction. Restructuring Adjusted

Reconciliation of Non - GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended March 25, 2021 21 Operating income: Transportation Solutions $ 409 $ 4 $ 9 $ — $ 422 Industrial Solutions 148 6 10 — 164 Communications Solutions 148 — 2 — 150 Total $ 705 $ 10 $ 21 $ — $ 736 Operating margin 17.6% 18.4 % Other income, net $ 5 $ — $ — $ — $ 5 Income tax expense $ (136) $ (2) $ (5) $ 8 $ (135) Effective tax rate 19.5% 18.6 % Income from continuing operations $ 560 $ 8 $ 16 $ 8 $ 592 Diluted earnings per share from continuing operations $ 1.71 $ 0.02 $ 0.05 $ 0.02 $ 1.81 Acquisition- Restructuring Adjustments ($ in millions, except per share data) (1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction. (2) Includes $27 million of income tax expense related to the write-down of certain deferred tax assets to the lower corporate tax rate enacted in the canton of Schaffhausen on December 27, 2021. Also includes a $19 million income tax benefit related to the tax impacts of an intercompany transaction. Our estimated annual effective tax rate for fiscal 2022 includes a total income tax benefit of approximately $75 million related to this transaction. (3) See description of non-GAAP financial measures. Related and Other Adjusted U.S. GAAP Charges (1) Charges, Net (1) Tax Items (2) (Non-GAAP) (3)

Reconciliation of Non - GAAP Financial Measures to GAAP Financial Measures for the Nine Months Ended June 24, 2022 22 Operating income: Transportation Solutions $ 1,187 $ 12 $ 12 $ — $ 1,211 Industrial Solutions 440 24 47 — 511 Communications Solutions 469 2 16 — 487 Total $ 2,096 $ 38 $ 75 $ — $ 2,209 Operating margin 17.6% 18.5 % Other income, net $ 24 $ — $ — $ (11) $ 13 Income tax expense $ (362) $ (8) $ (18) $ (18) $ (406) Effective tax rate 17.4% 18.6 % Income from continuing operations $ 1,719 $ 30 $ 57 $ (29) $ 1,777 Diluted earnings per share from continuing operations $ 5.26 $ 0.09 $ 0.17 $ (0.09) $ 5.43 ($ in millions, except per share data) (1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction. (3) Includes a $57 million income tax benefit related to the tax impacts of an intercompany transaction. Our estimated annual effective tax rate for fiscal 2022 includes a total income tax benefit of approximately $75 million related to this transaction, with portions recognized in the quarters ended December 24, 2021, March 25, 2022, and June 24, 2022 and the remainder to be recognized in the quarter ending September 30, 2022. Also includes $27 million of income tax expense related to the write-down of certain deferred tax assets to the lower corporate tax rate enacted in the canton of Schaffhausen, and $12 million of income tax expense related to an income tax audit of an acquired entity, as well as the related impact of $11 million to other income pursuant to the indemnification terms of the purchase agreement. (4) See description of non-GAAP financial measures. Related and Other Adjusted U.S. GAAP Charges (1) Charges, Net (1)(2) Tax Items (3) (Non-GAAP) (4) (2) Includes $59 million recorded in net restructuring and other charges and $16 million recorded in cost of sales. Adjustments Acquisition- Restructuring

Reconciliation of Non - GAAP Financial Measures to GAAP Financial Measures for the Nine Months Ended June 25, 2021 23 Operating income: Transportation Solutions $ 1,139 $ 15 $ 130 $ — $ 1,284 Industrial Solutions 335 11 49 — 395 Communications Solutions 300 — 16 — 316 Total $ 1,774 $ 26 $ 195 $ — $ 1,995 Operating margin 16.0% 18.0 % Other income, net $ 5 $ — $ — $ — $ 5 Income tax expense $ (290) $ (6) $ (38) $ (29) $ (363) Effective tax rate 16.6% 18.4 % Income from continuing operations $ 1,461 $ 20 $ 157 $ (29) $ 1,609 Diluted earnings per share from continuing operations $ 4.39 $ 0.06 $ 0.47 $ (0.09) $ 4.83 (1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction. (2) Income tax benefits related to an Internal Revenue Service approved change in the tax method of depreciating or amortizing certain assets. (3) See description of non-GAAP financial measures. ($ in millions, except per share data) U.S. GAAP Charges (1) Charges, Net (1) Tax Items (2) (Non-GAAP) (3) Related and Other Adjusted Acquisition- Restructuring Adjustments

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended September 24, 2021

	U.S. GAAP	Adjustments: Acquisition-Related Charges (1)	Adjustments: Restructuring and Other Charges, Net (1)	Adjustments: Other Items (1)(2)	Adjustments: Tax Items (3)	Adjusted (Non-GAAP) (4)
	($ in millions, except per share data)					
Operating income:						
Transportation Solutions	$ 387	$ 3	$ 5	$ —	$ —	$ 395
Industrial Solutions	134	4	24	—	—	162
Communications Solutions	139	1	9	—	—	149
Total	$ 660	$ 8	$ 38	$ —	$ —	$ 706
Operating margin	17.3 %					18.5 %
Other income (expense), net	$ (22)	$ —	$ —	$ 28	$ —	$ 6
Income tax (expense) benefit	$ 167	$ (1)	$ 3	$ (6)	$ (304)	$ (141)
Effective tax rate	(26.6) %					20.1 %
Income from continuing operations	$ 794	$ 7	$ 41	$ 22	$ (304)	$ 560
Diluted earnings per share from continuing operations	$ 2.40	$ 0.02	$ 0.12	$ 0.07	$ (0.92)	$ 1.69

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Charge related to the transfer of certain U.S. pension plan liabilities to an insurance company through the purchase of a group annuity contract.

(3) Represents a $327 million income tax benefit for the net reduction in valuation allowances associated primarily with certain tax planning actions as well as improved current and expected future operating profit and taxable income, and $23 million of income tax expense associated with the tax impacts of an intercompany transaction.

(4) See description of non-GAAP financial measures.

24

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Year Ended September 24, 2021

	U.S. GAAP	Adjustments: Acquisition-Related Charges [1]	Adjustments: Restructuring and Other Charges, Net [1]	Adjustments: Other Items [1][2]	Adjustments: Tax Items [3]	Adjusted (Non-GAAP) [4]
		($ in millions, except per share data)				
Operating income:						
Transportation Solutions	$ 1,526	$ 18	$ 135	$ —	$ —	$ 1,679
Industrial Solutions	469	15	73	—	—	557
Communications Solutions	439	1	25	—	—	465
Total	$ 2,434	$ 34	$ 233	$ —	$ —	$ 2,701
Operating margin	16.3 %					18.1 %
Other income (expense), net	$ (17)	$ —	$ —	$ 28	$ —	$ 11
Income tax expense	$ (123)	$ (7)	$ (35)	$ (6)	$ (333)	$ (504)
Effective tax rate	5.2 %					18.9 %
Income from continuing operations	$ 2,255	$ 27	$ 198	$ 22	$ (333)	$ 2,169
Diluted earnings per share from continuing operations	$ 6.77	$ 0.08	$ 0.59	$ 0.07	$ (1.00)	$ 6.51

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Charge related to the transfer of certain U.S. pension plan liabilities to an insurance company through the purchase of a group annuity contract.

(3) Represents a $327 million income tax benefit for the net reduction in valuation allowances associated primarily with certain tax planning actions as well as improved current and expected future operating profit and taxable income, $29 million of income tax benefits related to an Internal Revenue Service approved change in the tax method of depreciating or amortizing certain assets, and $23 million of income tax expense associated with the tax impacts of an intercompany transaction.

(4) See description of non-GAAP financial measures.

25

Reconciliation of Free Cash Flow 26 Net cash provided by operating activities $ 579 $ 682 $ 1,524 $ 1,902 Net cash used in investing activities (185) (174) (568) (497) Net cash used in financing activities (318) (842) (1,330) (943) Effect of currency translation on cash (5) 2 (9) 9 Net increase (decrease) in cash, cash equivalents, and restricted cash $ 71 $ (332) $ (383) $ 471 Net cash provided by operating activities $ 579 $ 682 $ 1,524 $ 1,902 Excluding: Cash (collected) paid pursuant to collateral requirements related to cross-currency swap contracts 14 — (28) 12 Capital expenditures, net (170) (143) (458) (369) Free cash flow (1) $ 423 $ 539 $ 1,038 $ 1,545 (1) Free cash flow is a non-GAAP financial measure. See description of non-GAAP financial measures. 2022 2021 2022 2021 (in millions) For the Quarters Ended June 24, June 25, June 24, June 25, For the Nine Months Ended

Reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin

	For the Quarters Ended		
	June 24, 2022	March 25, 2022	June 25, 2021
		($ in millions)	
Net income	$ 594	$ 560	$ 580
(Income) loss from discontinued operations	(2)	—	1
Income tax expense	116	136	124
Other income, net	(4)	(5)	(2)
Interest expense	18	18	14
Interest income	(3)	(4)	(3)
Operating income	719	705	714
Acquisition-related charges	12	10	9
Restructuring and other charges, net	30	21	11
Adjusted operating income [(1)]	761	736	734
Depreciation and amortization	205	194	210
Adjusted EBITDA [(1)]	$ 966	$ 930	$ 944
Net sales	$ 4,097	$ 4,007	$ 3,845
Net income as a percentage of net sales	14.5 %	14.0 %	15.1 %
Adjusted EBITDA margin [(1)]	23.6 %	23.2 %	24.6 %

	For the Quarters Ended							
	June 24, 2022				June 25, 2021			
	Transportation Solutions	Industrial Solutions	ommunication Solutions	Total	Transportation Solutions	Industrial Solutions	ommunication Solutions	Total
				($ in millions)				
Operating income	$ 383	$ 169	$ 167	$ 719	$ 433	$ 148	$ 133	$ 714
Acquisition-related charges	5	6	1	12	5	4	—	9
Restructuring and other charges, net	9	15	6	30	2	6	3	11
Adjusted operating income [(1)]	397	190	174	761	440	158	136	734
Depreciation and amortization	137	47	21	205	146	48	16	210
Adjusted EBITDA [(1)]	$ 534	$ 237	$ 195	$ 966	$ 586	$ 206	$ 152	$ 944
Net sales	$ 2,300	$ 1,134	$ 663	$ 4,097	$ 2,265	$ 1,002	$ 578	$ 3,845
Operating margin	16.7 %	14.9 %	25.2 %	17.5 %	19.1 %	14.8 %	23.0 %	18.6 %
Adjusted operating margin [(1)]	17.3 %	16.8 %	26.2 %	18.6 %	19.4 %	15.8 %	23.5 %	19.1 %
Adjusted EBITDA margin [(1)]	23.2 %	20.9 %	29.4 %	23.6 %	25.9 %	20.6 %	26.3 %	24.6 %

[(1)] See description of non-GAAP financial measures.

27

Reconciliation of Forward - Looking Non - GAAP Financial Measures to Forward - Looking GAAP Financial Measures 28 Diluted earnings per share from continuing operations $ 1.79 $ 7.04 Restructuring and other charges, net 0.16 0.34 Acquisition-related charges 0.03 0.12 Tax items (0.13) (0.21) Adjusted diluted earnings per share from continuing operations (2) $ 1.85 $ 7.29 Net sales growth 10.0% 8.0 % Translation 7.0 4.5 (Acquisitions) divestitures, net (2.3) (2.0) Organic net sales growth (2) 14.7% 10.5 % Effective tax rate 13.5% 16.5 % Effective tax rate adjustments (3) 6.5 2.5 Adjusted effective tax rate (2) 20.0% 19.0 % Quarter Ending Outlook for (3) Includes adjustments for special tax items and the tax effect of acquisition-related charges and net restructuring and other charges, calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction. (1) Outlook is as of July 27, 2022. (2) See description of non-GAAP financial measures. 2022 (1) September 30, Outlook for Fiscal 2022 (1)